SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       STEWART & STEVENSON SERVICES, INC.
                (Name of Registrant as Specified In Its Charter)

                       ___________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
          _______________________________

     2)  Aggregate number of securities to which transaction applies:
         _______________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         _______________________________________________________

     4)  Proposed maximum aggregate value of transaction:
         ______________________________________

     5)  Total fee paid:
         ______________________________________

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         ______________________________________

     2)  Form, Schedule or Registration Statement No.:
         ______________________________________

     3)  Filing Party:
         ______________________________________

     4)   Date Filed:
          ______________________________________

                       STEWART & STEVENSON SERVICES, INC.
                              2707 North Loop West
                                 P. O. Box 1637
                           Houston, Texas 77251-1637

                                _______________


               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          June 13, 1995, and Adjournments

                                _______________


           Approximate date proxy material first sent to shareholders:
                                    May 9, 1995



                    SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     The proxy furnished herewith, for use only at the Annual Meeting of Shareholders to be held June 13, 1995, and any and all adjournments thereof, is solicited by the Board of Directors of Stewart & Stevenson Services, Inc. (the "Company"). Such solicitation is being made by mail and may also be made in person or by telephone by officers, directors and regular employees of the Company, and arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send proxy material to their principals. In addition, the Company has retained Morrow & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. The Company has agreed to reimburse Morrow & Co., Inc. for expenses incurred in connection with the solicitation and to pay a solicitation fee of approximately $7500. All expenses incurred in this solicitation of proxies will be paid by the Company.

     As of the date of these proxy materials, the Board of Directors is aware of the following matters that will be considered at the meeting:

     1. The election of four directors to the Board of Directors of the Company.

     2.  The approval of the 1994 Director Stock Option Plan.

     3. The Amendment of the Second Restated Articles of Incorporation to increase the authorized Common Stock of the Company from 50,000,000 shares to 100,000,000 shares, without par value.

     4. The Amendment of the Second Restated Articles of Incorporation to limit the personal liability of directors.

     5. The ratification of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending January 31, 1996.

        The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, either in person or represented by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Proxies that withhold authority to vote for a nominee or abstain from voting on any matter are counted for the purpose of determining whether a quorum is present. Broker non-votes, which may occur when a broker or nominee has not received timely voting instructions on certain proposals, are not counted for the purpose of determining whether a quorum is present. If there are not sufficient shares represented at the meeting to constitute a quorum, the meeting may be adjourned until a specified future date to allow the solicitation of additional proxies.

     Directors are elected by a plurality of the votes cast at the meeting. The four nominees that receive the greatest number of votes will be elected even though the number of votes received may be less than a majority of the shares represented in person or by proxy at the meeting. Proxies that withhold authority to vote for a nominee and broker non-votes will not prevent the election of such nominee if other shareholders vote for such nominee.

     The approval of the 1994 Director Stock Option Plan (the "Plan") and the ratification of Arthur Andersen LLP as the Company's independent public accountants require the affirmative vote of a majority of the shares represented in person or by proxy at the meeting. Proxies that abstain from voting on these proposals have the same effect as a vote against these proposals. Broker non-votes will not have any effect on these proposals.

     The approval of amendments to the Company's Second Restated Articles of Incorporation requires the affirmative vote of two-thirds of the Company's issued and outstanding shares of Common Stock. Proxies that abstain from voting and broker non-votes on these proposals have the same effect as a vote against these proposals.

     Any Shareholder executing a proxy retains the right to revoke it by signing and delivering a proxy bearing a later date, by giving notice of revocation in writing to the Secretary of the Company at any time prior to its use, or by voting in person at the meeting. All properly executed proxies received by the Company and not revoked will be voted at the meeting, or any adjournment thereof, in accordance with the specifications of the shareholder. If no instructions are specified on the proxy, shares represented thereby will be voted FOR the election of the four nominees described herein and FOR each of the other matters set forth above. Proxies also grant discretionary authority as to matters presented at the meeting of which the Board of Directors had no notice on the date hereof, approval of the minutes of the prior annual meeting and matters incident to the conduct of the meeting.


                    VOTING SECURITIES AND OWNERSHIP THEREOF
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     At the close of business on April 25, 1995, the record date for the Annual Meeting, the Company had outstanding 33,026,815 shares (not including treasury shares) of Common Stock, without par value. Each outstanding share of Common Stock is entitled to one vote with respect to each of the four director positions and one vote with respect to each of the other matters considered at the meeting. Cumulative voting is not permitted under the Company's Second Restated Articles of Incorporation. Shareholders of record at the close of business on April 25, 1995 are entitled to vote at or to execute proxies relating to the Annual Meeting of Shareholders.

     The following table lists the beneficial ownership of shares of the Company's Common Stock by (i) all persons and groups known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock (ii) each director and nominee, (iii) the Chief Executive Officer and four highest compensated executive officers, and (iv) all directors and officers as a group. None of the directors, nominees or officers of the Company owned any equity security issued by the Company's subsidiaries other than director's qualifying shares. Information with respect to officers, directors and their families is as of February 28, 1995 and is based on the books and records of the Company and information obtained from each individual. Information with respect to institutional shareholders is based upon the Schedule 13G filed by such shareholders with the Securities and Exchange Commission. Unless otherwise stated, the business address of each individual or group is the same as the address of the Company's principal executive office.

                                                                 Amount and Nature of
                                                                 Beneficial Ownership
                                     ____________________________________________________________________________

                                        Sole           Shared          Sole         Shared            Total
           Name of                     Voting          Voting       Investment    Investment        Beneficial        Percent of
     Individual or Group               Power           Power          Power         Power           Ownership           Class
________________________________     __________      __________     __________    __________     ________________     __________
5% SHAREHOLDERS
 American Express Financial
 Advisors, Inc.
 IDS Tower 10
 Minneapolis, Minnesota 55440

            and

 American Express Company
 American Express Tower
 World Financial Center
 New York, New York 10285                   -0-         684,900           -0-     1,695,700           1,695,700          5.1

INDIVIDUAL DIRECTORS AND NOMINEES

 C. Jim Stewart II                      412,148         266,425       447,148       231,425             678,573          2.1
 J. Carsey Manning                          600             -0-           600           -0-                 600           *
 Donald E. Stevenson                    545,204             940       546,144           -0-             546,144          1.7
 Robert H. Parsley                        2,248             -0-         2,248           -0-               2,248           *
 Jack W. Lander, Jr.                      6,000             -0-         6,000           -0-               6,000           *
 Robert L. Hargrave                      40,463             -0-        40,463           -0-              57,963<F1>       *
 Bob H. O'Neal                           34,184             -0-        34,184           -0-              61,684<F2>       *
 Jack T. Currie                           6,000             -0-         6,000           -0-               6,000           *
 Robert S. Sullivan                         100             -0-           100           -0-                 100           *
 Richard R. Stewart                     132,600           5,335       137,900            35             156,060<F3>       *
 Orson C Clay                             3,000             -0-         3,000           -0-               3,000           *
 Brian H. Rowe                              -0-             -0-           -0-           -0-                 -0-           *

NON-DIRECTOR EXECUTIVE OFFICERS

 Garth C. Bates, Jr.                     70,494          13,776        84,270           -0-              94,270<F4>       *
 C. LaRoy Hammer                         31,500             -0-        31,500           -0-              39,000<F5>       *

ALL DIRECTORS AND EXECUTIVE OFFICERS
 (19 Persons)                         2,460,283         291,811     2,525,999       231,495           2,876,619<F6>      8.7
_______________

*    Less than 1%.
<F1> Includes options to purchase 17,500 shares of Common Stock.
<F2> Includes options to purchase 27,500 shares of Common Stock.
<F3> Includes options to purchase 18,125 shares of Common Stock.
<F4> Includes options to purchase 10,000 shares of Common Stock.
<F5> Includes options to purchase 7,500 shares of Common Stock.
<F6> Includes options to purchase 119,125 shares of Common Stock.


                             ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of twelve directors, divided into three classes of four members. At each Annual Meeting of Shareholders, one class is elected to hold office for a term of three years. Members of the other classes continue to serve for the remainder of their respective terms. The individuals set forth below have been nominated for election to the Board of Directors at the meeting, to serve as directors until 1998. Each of the nominees currently serves as a director of the Company and the Board of Directors believes that each of the nominees will be willing and able to serve. If any such person is unable to serve for good cause, or is unwilling to serve for any reason, proxies will be voted for the election of another person selected by the Nominating Committee of the Board of Directors. The Board of Directors recommends that the nominees listed below be elected by the shareholders. Unless otherwise specified, all properly executed proxies received by the Company will be voted at the Annual Meeting or any adjournment thereof for the election of the persons whose names are listed in the following table as nominees for directors whose term will expire in 1998.

            NOMINEES FOR DIRECTORS WHOSE TERM WILL EXPIRE IN 1998

                                                                    Director
             Name and Principal Occupation                  Age      Since
_______________________________________________________     ___     ________
J. CARSEY MANNING .....................................     69        1973

     Retired Senior Vice President of the Company.

DONALD E. STEVENSON ...................................     51        1975

     Vice President of the Company.

ROBERT H. PARSLEY <F1><F3><F4> ........................     72        1976

     Of Counsel to Butler & Binion, L.L.P.,
     attorneys in Houston, Texas

ROBERT S. SULLIVAN <F2> ...............................     51        1992

     Dean, Graduate School of Industrial Administration,
     Carnegie Mellon University, Pittsburgh, Pennsylvania.
     Previously, Associate Dean for Research and Academic
     Affairs, The University of Texas at Austin, Austin,
     Texas.

                      DIRECTORS WHOSE TERM EXPIRES IN 1996

                                                                    Director
             Name and Principal Occupation                  Age      Since
_______________________________________________________     ___     ________
ROBERT L. HARGRAVE <F1> ...............................     54        1984

     Group Vice President, Chief Financial Officer and
     Treasurer of the Company.

RICHARD R. STEWART ....................................     45        1994

     Group Vice President of the Company.

ORSON C CLAY ..........................................     64        1994

     President, Chief Administrative Officer and director of American National Insurance Co., a diversified life insurance company in Galveston, Texas.

BRIAN H. ROWE .........................................     63        1994

     Retired Chairman of GE Aircraft Engines, General
     Electric Company, a manufacturer of combustion turbine engines for aircraft, marine and industrial applications in Cincinnati, Ohio. Before 1993, served as President and Chief Executive Officer and, before 1991, as Senior Vice President of GE Aircraft Engines,
     General Electric Company. Serves as a director of 5th/3rd Bank Corp. of Cincinnati, Ohio and Aerostructures
     Hamble Ltd. of Hampshire, England.

                      DIRECTORS WHOSE TERM EXPIRES IN 1997

                                                                    Director
             Name and Principal Occupation                  Age      Since
_______________________________________________________     ___     ________
C. JIM STEWART II <F1><F4> ............................     69        1955

     Chairman of the Board of the Company.  Retired
     Chief Executive Officer of the Company.

JACK W. LANDER, JR. <F1><F2><F4> ......................     69        1982

     Chairman of the Board of Merchants Bank-Houston and Chairman of the Board and director for its holding company, Gulf Southwest Bancorp, Inc., in Houston,
     Texas.

BOB H. O'NEAL <F1> ....................................     60        1988

     President and Chief Executive Officer of the Company.
     Director of Lufkin Industries, Inc. and Devtek
     Corporation.

JACK T. CURRIE <F3><F4> ...............................     66        1988

     Personal investments.  Retired Managing Director of
     Mason Best Company, a merchant banking firm in Houston, Texas and retired Vice Chairman of Rotan Mosle Financial
     Corp., an investment banking firm in Houston, Texas.
     Director for American Indemnity Financial Corp.;
     American National Growth Fund, Inc.; American National
     Income Fund Inc. and Triflex Fund Inc.

_______________

<F1> Member of Executive Committee.
<F2> Member of Compensation and Management Development Committee.
<F3> Member of Audit Committee.
<F4> Member of Nominating Committee.

     All of the above nominees are presently serving as directors of the Company. Each nominee and current director has been employed for more than five years either as shown in the foregoing table or in various executive capacities with the Company. All nominees were last elected as a director at the 1992 Annual Meeting.

Meetings and Committees of the Board of Directors

     The Board of Directors held five meetings during the fiscal year ended January 31, 1995 ("Fiscal 1994"). During Fiscal 1994 no director attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors (held during the period for which he was a director) and (b) the total number of meetings held by all committees of the Board of Directors on which he served (during the periods that he served).

     The Audit Committee of the Board of Directors reviews with the Company's independent public accountants the plan, scope and results of the annual audit; reviews with the Company's independent public accountants and internal auditors the procedures for and results of internal auditing and controls; and reviews with management the effectiveness of various operational policies and controls. The Audit Committee recommends to the Board of Directors the employment of independent public accountants and considers, in general, the audit services to be performed by such public accountants and the possible effect on the independence of the public accountants from the performance of non-audit services. The Audit Committee held two meetings during Fiscal 1994.

     The Compensation and Management Development Committee recommends the total compensation payable by the Company to its Chief Executive Officer, subject to approval by those members of the Board of Directors that are not and never have been an officer of the Company or its subsidiaries, and approves the form and amount of total compensation paid or payable by the Company to its other executive officers; grants options pursuant to the option plans relating to officers and employees; conducts such investigations and studies as it deems necessary; and considers management succession and related matters. See the Report of the Compensation and Management Development Committee elsewhere herein. The Compensation and Management Development Committee held one meeting during Fiscal 1994.

     The Nominating Committee selects nominees for the Board of Directors of the Company. The Nominating Committee considers nominees submitted by the members of the Board of Directors, the officers of the Company and the Company's shareholders. Nominees for the Board of Directors may be submitted to the Chairman of the Nominating Committee at the Company's executive offices for consideration by the Nominating Committee. The Nominating Committee held three meetings during Fiscal 1994.

Compensation Committee Interlocks and Insider Participation

     No person serving on the Compensation and Management Development Committee during Fiscal 1994 is or has ever been an officer of the Company or any of its subsidiaries, and no executive officer of the Company is serving or has ever served on a board of directors or compensation committee of any entity, one of whose executive officers now serves, or at any time in Fiscal 1994 served, on the Board of Directors or Compensation and Management Development Committee of the Company. The Company's Compensation and Management Development Committee presently consists of Messrs. Jack W. Lander, Jr. and Robert S. Sullivan. Mr. Donald J. Atwood, a former director of the Company, also served on the Compensation and Management Development Committee during 1994.

Compensation of Directors

     During Fiscal 1994, directors whose principal occupation is other than employment with the Company were compensated at the rate of $16,000 per year plus $1,000 for each meeting of the Board of Directors and each committee meeting attended and $500 for each telephone meeting attended. The directors were also reimbursed for any out-of-pocket expenses incurred to attend meetings. Non-employee directors, including those directors that are retired officers of the Company, with 60 months of continuous service on the Board of Directors will receive $1,000 per month for a period equivalent to service on the Board of Directors up to a maximum of 120 months, commencing on the month following their 70th birthday or the date such director ceases to serve on the Board, whichever is later.

Litigation Involving Directors

     On May 3, 1995, a federal grand jury in Houston, Texas returned an indictment accusing the Company, Bob H. O'Neal and others of conspiracy, fraud, and making false statements in connection with a change order under a 1987 subcontract to supply diesel generator sets for installation in Saudi Arabia. The Company and Mr. O'Neal have denied committing any violation of law.


                        1994 DIRECTOR STOCK OPTION PLAN

     On December 13, 1994, the Board of Directors adopted the Stewart & Stevenson Services, Inc. 1994 Director Stock Option Plan (the "1994 Plan"), subject to the ratification thereof by the shareholders of the Company. The 1994 Plan is intended to encourage the ownership of the Company's Common Stock by the independent directors of the Company and to provide an additional means for the Company to attract and retain qualified persons to act as independent directors of the Company. The Board of Directors recommends that the 1994 Plan be approved by the shareholders. Unless otherwise indicated, all properly executed proxies received by the Company will be voted for such approval at the Annual Meeting or any adjournment thereof. The summary of the 1994 Plan set forth below is qualified in its entirety by reference to the 1994 Plan, a copy of which is included as Exhibit "A" to these proxy materials.

Grant of Options; Eligibility

     The 1994 Plan provides for the grant of options to purchase an aggregate of 150,000 shares of the Company's Common Stock, without par value, subject to adjustment for stock splits, stock dividends and other similar events. Under the 1994 Plan, an option to purchase 1,000 shares of the Company's Common Stock is automatically granted on the date of each Annual Meeting of Shareholders to each eligible director who is elected to serve as a director at, or whose term as director continues after, such meeting.

     Each director that is not an officer or employee of the Company or one of its subsidiaries on the day of grant is eligible to receive options pursuant to the Plan. On the date hereof, there are eight persons eligible to receive options under the 1994 Plan.

Description of Options

     Options granted pursuant to the 1994 Plan have an exercise price equal to the last transaction price reported by the National Association of Securities Dealers Automated Quotation, National Market System on the date of grant, or if there is no transaction on the date of grant, on the first preceding date on which there is a transaction in the Company's Common Stock. Such options vest and become exercisable in four equal annual installments commencing on the first anniversary of the grant and become fully vested and immediately exercisable if the recipient dies, fails to stand for re-election or be re-elected, or retires after serving at least 60 consecutive calendar months as a director of the Company. Options also become fully vested and immediately exercisable if the Company merges, consolidates or combines with another company and the Company is not the surviving entity. All options granted pursuant to the 1994 Plan terminate on the tenth anniversary of the date of grant or one year after the recipient ceases to be a director of the Company, whichever first occurs. The exercise price under any option may be paid either in cash or by delivering certificates representing shares of the Company's Common Stock having a market value on the date of exercise equal to the exercise price.

Federal Income Tax Consequences

     The options are not intended to qualify for any special tax treatment under any provision of the Internal Revenue Code of 1986, as amended. The grant of options under the 1994 Plan will not result in taxable income to the recipient or a deduction to the Company on the date of grant. The recipient will be deemed to have received taxable income, and the Company will be entitled to a deduction equal to the difference between the market price and the exercise price at the time an option is exercised.

Amendments

     The Board of Directors may amend, suspend or terminate the 1994 Plan at any time. No such amendment that materially increases the number of shares of Common Stock that may be issued or other benefits under the 1994 Plan, or that materially modifies the eligibility requirements under the 1994 Plan or makes any other change with respect to which shareholder approval is required by applicable law may be made without the approval of the Company's shareholders.

     The following table sets forth the benefits that will be received by each of the persons or groups set forth therein under the 1994 Plan if approved by the shareholders.

                               NEW PLAN BENEFITS
                        1994 DIRECTOR STOCK OPTION PLAN

                          Name and Position              Number of Options
Bob H. O'Neal
  President & Chief Executive Officer ...............            -0-

Robert L. Hargrave
  Group Vice President, Chief Financial Officer
  & Treasurer .......................................            -0-

Richard R. Stewart
  Group Vice President (Engineered Power Systems) ...            -0-

Garth C. Bates, Jr.
  Group Vice President (Distribution) ...............            -0-

C. LaRoy Hammer
  Group Vice President (Tactical Vehicle Systems) ...            -0-

All Executive Officers as a group ...................            -0-
All Non-executive Directors as a group                          8,000
All Non-executive Officer Employees as a group ......            -0-



             AMENDMENT TO SECOND RESTATED ARTICLES OF INCORPORATION
                         TO INCREASE AUTHORIZED CAPITAL

     The Board of Directors has unanimously adopted an amendment to the Company's Second Restated Articles of Incorporation increasing the authorized capital of the Company from 50,000,000 shares to 100,000,000 shares of Common Stock, without par value, subject to approval by the shareholders of the Company. In the opinion of the Board of Directors the number of shares of Common Stock presently authorized is not sufficient for general corporate purposes. The Board of Directors recommends that the amendment to the Second Restated Articles of Incorporation to increase the authorized capital of the Company from 50,000,000 to 100,000,000 shares be approved by the shareholders. Unless otherwise indicated, all properly executed proxies received by the Company will be voted for such approval at the Annual Meeting or any adjournment thereof.

Description and Purpose of Amendment

     As of April 11, 1995, there were 33,017,635 shares of Common Stock issued and outstanding and a total of 1,316,700 shares reserved for issuance pursuant to various stock option plans and 500,000 shares reserved for issuance in future acquisitions. In addition during Fiscal 1994, the Company announced an agreement in principal to form a joint venture with General Electric Capital Corporation which will be funded through the issuance of warrants to purchase Common Stock. With only 15,165,665 authorized and unissued shares, the Company's ability to raise equity capital through a public offering of the Company's shares, increase the market liquidity of the Company's Common Stock by declaring a significant stock dividend, or use the Company's Common Stock to make a significant acquisition is limited. Approval of the amendment to the Second Restated Articles of Incorporation is sought at this time to avoid the expense and delay of a special shareholder meeting in the future.

     The additional shares of Common Stock will have the same rights and privileges as other shares of Common Stock of the Company. Unless required by a securities exchange on which the Common Stock is hereafter listed, any authorized and unissued shares of Common Stock may be issued without further shareholder approval. Under the current rules of the NASDAQ National Market System, acquisitions that involve the issuance of a number of shares equal to or greater than 20% of the Company's outstanding shares of Common Stock would require shareholder approval. The Company has no current plan or, except for the shares subject to reserves described above, commitments to issue Common Stock. The ability of the Board of Directors to issue shares of Common Stock in a public or private transaction without prior shareholder approval could make the acquisition of the Company without the approval of the Board of Directors more difficult to complete.


              AMENDMENT TO SECOND RESTATED ARTICLES OF INCORPORATION
                            TO LIMIT PERSONAL LIABILITY

     The Board of Directors has unanimously approved and recommends to the shareholders of the Company the adoption of an amendment adding the following language as a new article in the Second Restated Articles of Incorporation of the Company.

                                       IX.

     A director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article does not eliminate or limit the liability of a director to the extent the director is found liable for (i) a breach of the director's duty of loyalty to the corporation or its shareholders;
(ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. Any repeal or amendment of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the corporation existing at the time of such repeal or amendment. In addition to the circumstances in which the director of the corporation is not liable as set forth in the preceding sentence, the director shall not be liable to the fullest extent permitted by any provisions of the statutes of Texas hereafter enacted that further limits the liability of a director.

     The Board of Directors believes that the proposed amendment is necessary to avoid the creation of an adversary relationship between the Company and its directors in the event a shareholder derivative suit is filed against one or more directors, to maintain the availability and reasonable cost of liability insurance for the directors of the Company and to assist in recruiting and retaining responsible individuals to serve as directors of the Company. The Board of Directors recommends that the amendment to the Second Restated Articles of Incorporation of the Company limiting the personal liability of directors be approved by the shareholders. Unless otherwise indicated, all properly executed proxies received by the Company will be voted for such approval at the Annual Meeting or any adjournment thereof.

Director Liability and Existing Indemnities

     Under Texas common law, a director's fiduciary duties toward the corporation or its shareholders include a duty of loyalty and a duty of care. The duty of care requires that directors act on an informed basis with due care and diligence. In appropriate cases, shareholders of a Texas corporation may bring an action to recover monetary damages from directors for breach of such fiduciary duties, including the duty of care, and a plaintiff shareholder may also seek equitable relief enjoining or rescinding a transaction resulting from such a breach. The liability of directors for breaches of their duty of care is limited, however, by the business judgment rule. As long as a director acts in good faith and without self-interest, and the transaction is not tainted by fraud, the business judgment of the director will not be second guessed by the courts.

     The Company's Third Restated Bylaws, as presently in effect, require the Company to indemnify its directors from certain expenses and liabilities arising from legal actions brought or threatened against them as a result of serving on the Board of Directors. The Company has also entered into a contract with each of its directors under which the Company is obligated to indemnify such persons from similar expenses and liabilities. Under both the Third Restated Bylaws and the indemnity contracts, the directors have no indemnification rights in any case in which they are found to be liable to the Company.

Effect of the Proposed Amendment

     If the proposed new Article IX is adopted, it will not limit or eliminate the right of the Company or any shareholder to pursue equitable remedies such as an injunction or rescission of a transaction involving a breach of the director's duty of care, and it does not affect director liability to parties other than the Company or its shareholders. Also, directors would continue to be liable to the Company or its shareholders for any (i) breach of their duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) transaction from which the director received an improper benefit, and (iv) acts or omissions for which the liability of a director is expressly provided by statute. In addition, the amendment applies only to claims made against a director arising out of his role as a director and does not apply to claims arising out of his position as an officer of the Company or any other capacity. Neither does the amendment limit a director's liability under Federal securities laws or the laws of any jurisdiction other than the State of Texas or claims based on the actions of the directors that occurred prior to the effective date of the amendment.

Interest of Directors

     The present members of the Board of Directors will receive the benefit of limitation of liability created by the proposed amendment and to that extent have a personal interest in recommending its approval by the shareholders. There are no pending or, to the knowledge of the Company, threatened claims against the directors in their capacity as directors of the Company.


                   SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has appointed Arthur Andersen LLP as independent public accountants of the Company for the year ending January 31, 1996. So far as is known to the Company, neither such firm nor any of its associates has any relationship with the Company or any affiliate of the Company other than the usual relationship that exists between independent public accountants and clients. A representative of Arthur Andersen LLP will be present at the meeting to make a statement if such representative desires and to respond to appropriate questions. The Board of Directors recommends that the appointment of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending January 31, 1996 be ratified by the shareholders. Unless otherwise indicated, all properly executed proxies received by the Company will be voted for such ratification at the Annual Meeting or any adjournment thereof. An adverse vote will be considered a direction to the Audit Committee to select other independent public accountants in the following year.

Notwithstanding any statement contained in a previous filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, neither the Performance Graph set forth below nor the Report of the Compensation and Management Development Committee that follows is incorporated by reference into any such filing.


                 PERFORMANCE OF STEWART & STEVENSON COMMON STOCK

     The following graph compares the cumulative total shareholder return on the Company's Common Stock to the cumulative total shareholder return of the Standard & Poor's 500 Stock Index and the cumulative total shareholder return of the Standard & Poor's Machinery-Diversified Index for the Company's last five fiscal years. The graph assumes that the value of an investment in the Company's Common Stock and each index was $100 on January 31, 1990 and that all dividends were reinvested.


                               [PERFORMANCE GRAPH]


                                                                       Year Ended January 31,
                                                          _________________________________________________

                                                          1990     1991     1992     1993     1994     1995
                                                          ____     ____     ____     ____     ____     ____
Stewart & Stevenson Services, Inc.                         100      136      212      267      357      235
S&P 500 Stock Index                                        100      108      133      147      166      169
S&P Machinery - Diversified Index                          100       96      105      113      162      151


         REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

TO THE SHAREHOLDERS OF STEWART & STEVENSON SERVICES, INC.

     The Compensation and Management Development Committee of the Board of Directors (the "Committee") consists of two independent, non-employee directors who have no "interlocking" relationships as defined by the Securities and Exchange Commission. The Committee approves the design of executive compensation programs, administers such programs and assesses their effectiveness in supporting the Company's compensation policies. The Committee also reviews and approves all salary arrangements and other executive compensation, evaluates executive performance and considers management succession and related matters. The Committee is authorized to, and does, retain independent consultants to assist in the design of compensation programs and assess their effectiveness.

     The Committee is committed to implementing a compensation program that encourages creation of shareholder value. To facilitate the achievement of the Company's business strategies, the Committee adheres to the following compensation policies:

     To strengthen the relationship between pay and performance, executives' annual and long-term compensation programs should include variable compensation that is dependent upon the level of success in meeting specified corporate and individual performance goals.

     To focus management on the long-term interests of shareholders, a significant portion of pay for executives should be comprised of long-term, "at-risk" compensation.

     To enable the Company to attract, retain and encourage the development of the best available executive personnel, competitive compensation opportunities should be offered. However, within the range of competitive compensation, total compensation levels should be adjusted upward if Company performance exceeds that of its peer group and adjusted downward if Company performance falls below that of its peer group.

Total Compensation

     In determining the total compensation levels and the levels of each component of compensation for the Company's executives, the Committee refers to levels of compensation paid to executives of a comparator group of companies. This comparator group is comprised of companies with national business operations and one or more lines of business similar to the major business segments of the Company. Compensation information relating to the executive officers of the comparator companies is obtained from independent sources and adjusted for differences in the size of the comparator companies, as measured by sales volumes, market capitalization and employment levels. The Committee uses the adjusted information as a measurement of competitive compensation levels for executive positions within the Company.

     The selection of companies used for compensation comparison purposes is reviewed and approved by the Committee each year. The companies comprising the comparator group used for compensation purposes generally are not the same companies comprising the published industry index used in the Performance Graph included in this proxy statement. The Committee believes that the Company's most direct competitors for executive talent are not necessarily the same companies included in the Standard & Poor's Machinery-Diversified Index, which is used for comparing shareholder returns.

     The key elements of the Company's executive compensation program are base salary, annual incentives and long-term incentives. These key elements are addressed separately below. In determining each component of compensation, the Committee considers all elements of an executive's total compensation package and relationship of such executive's total compensation to the total compensation paid to executives holding similar positions in the comparator group of companies.

     During the twelve months ended January 31, 1995, ("Fiscal 1994"), the total compensation paid by the Company to Mr. O'Neal was slightly below the median level of total compensation paid to the Chief Executive Officers of the companies in the comparator group. Total compensation levels for other executives of the Company were slightly above the median level of total compensation paid by the comparator group for similar positions. Both the total compensation paid to Mr. O'Neal and to the executives in general were considered by the Committee to be within an acceptable competitive range for such positions.

Base Salary

     Base salary levels are targeted at or below the median levels of compensation for the Company's comparator group. Each executive's base salary is reviewed regularly by the Committee. Increases to base salaries are driven primarily by individual performance, which is evaluated based on sustained levels of individual contribution to the Company. The executive's experience and past performance are also considered, as are historical individual base salary levels, the individual executive's expected role for the upcoming fiscal year and changes in the cost of living. In making its evaluation, the Committee has assigned no particular weights to these factors.

     Base salaries established by the Committee for Fiscal 1994 were at the lower end of the range that the Committee considered to be competitive in comparison to the base salaries paid by the companies in the comparator group. In determining Mr. O'Neal's base salary in Fiscal 1994, the Committee considered Mr. O'Neal's individual performance and his long-term contributions to the success of the Company. In addition, a significant factor in the decision to increase Mr. O'Neal's base salary in Fiscal 1994 was the comparison of his base salary to base salaries of Chief Executive Officers in the comparator group.

Annual Incentives

     To promote the Company's pay-for-performance philosophy and provide executives with direct financial incentives to achieve annual corporate, business unit and individual performance goals, the Company provides an annual bonus opportunity to executives. Annual bonuses motivate executives to maximize short-term performance as part of achieving long-term goals.

     In establishing bonus payments made to each executive officer, the Committee considers the following factors: (i) the aggregate total annual compensation paid by the Company to such person compared to amounts paid by the comparator group of companies for similar positions, (ii) the performance of the Company in comparison to other companies in the same industry and in comparison to the market as a whole and (iii) the performance of the cost or profit centers for which an individual executive is responsible compared to goals established for such cost or profit centers. The Committee has assigned no particular weights to these factors in establishing bonus payments.

     Bonus payments approved by the Committee for Fiscal 1994 were substantially in excess of the median level of bonus payments made by the comparator group because the performance of the Company, as measured by the return on capital, return on sales and return on equity, was substantially better than the performance of other companies in the same industry, and because the sales, costs and profitability goals for individual cost and profit centers were met or exceeded. Mr. O'Neal's bonus is above the median annual incentive compensation paid to Chief Executive Officers by the comparator companies and reflects Company performance above that reported by competitors.

     Consistent with the Committee's goal of providing competitive compensation levels, the sum of base salary and annual incentives paid to the executives of the Company and to Mr. O'Neal was comparable to the median total annual compensation paid to similar individuals by the comparator group.

Long-Term Incentives

     In keeping with the Company's philosophy of providing a total compensation package which favors at-risk components of pay, long-term incentives comprise a significant portion of each executive's total compensation package. The Committee has elected to grant stock options pursuant to the Stewart & Stevenson 1988 Nonstatutory Stock Option Plan as the Company's sole long-term incentive vehicle at this time.

     Stock options are granted at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates from the date the options are granted. This design focuses executives on the creation of shareholder value over the long term and encourages equity ownership in the Company.

     The size of stock option grants is based on competitive practice and is targeted to be at the median dollar value of options granted by the comparator group. The size of the award is effected by individual performance, level of responsibility, historical award data, other compensation and the number of shares of common stock already owned by the recipient. Overall, the Committee attempts to provide a competitive award opportunity based on the dollar value of the options granted. As a result, the number of shares underlying stock option awards varies and is dependent on the stock price on the date of grant.

     The dollar value of the stock options granted to Mr. O'Neal during Fiscal 1994 was comparable to the median value of long-term incentives granted to the Chief Executive Officers of the comparator group while the dollar value of the stock options granted to the other executives during Fiscal 1994 exceed the median value of long-term incentives granted by the comparator group. The Committee believes the equity interest created by stock options provides an appropriate link to the interests of shareholders and that the award of long-term incentives in excess of the median value is warranted by the Company's performance.

Policy with Respect to the $1 Million Deduction Limit

     Section 162(m) of the Internal Revenue Code of 1986 generally limits the corporate deduction for compensation paid to executive officers named in the proxy to $1 million, unless certain requirements are met. The Committee has carefully considered the impact of this provision on the Company's incentive plans and has determined that Section 162(m) is currently inapplicable because no named executive officer is expected to receive compensation, other than performance-based compensation, in excess of $1 million in the foreseeable future. The Committee believes it is in the Company's and shareholders' best interests to retain the Committee's discretionary evaluation of individual and Company performance when determining total compensation payable to the Company's executive officers.

Conclusion

     The Committee believes these executive compensation policies and programs serve the interests of the shareholders and the Company effectively. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success, thereby enhancing the value of the Company for the shareholders' benefit. We will continue to monitor the effectiveness of the Company's total compensation program to meet the current needs of the Company.


                                   Respectfully submitted,

                                   THE COMPENSATION AND MANAGEMENT
                                   DEVELOPMENT COMMITTEE

                                   Jack W. Lander, Jr. - Chairman
                                   Robert S. Sullivan



                                   EXECUTIVE OFFICERS

     The names, ages and positions of all the executive officers of the Company are listed below. Each officer was last elected as an executive officer at the meeting of directors immediately following the 1994 Annual Meeting of Shareholders. The term of office of each executive officer will expire at the meeting of directors following the 1995 Annual Meeting of Shareholders. There exist no arrangements or understandings between any officer and any other person pursuant to which the officer was selected.

                                                                                              Officer
        Name            Age                            Position                                Since
___________________     ___     _________________________________________________________     _______
Bob H. O'Neal           60      President & Chief Executive Officer                            1981
Robert L. Hargrave      54      Group Vice President, Chief Financial Officer & Treasurer      1980
Richard R. Stewart      45      Group Vice President (Engineered Power Systems)                1986
Garth C. Bates, Jr.     46      Group Vice President (Distribution)                            1991
C. LaRoy Hammer         58      Group Vice President (Tactical Vehicle Systems)                1980
T. Michael Andrews      54      Vice President                                                 1982
Donald E. Stevenson     51      Vice President                                                 1984
Keith T. Stevenson      48      Vice President                                                 1986
C. Jim Stewart III      46      Vice President                                                 1988
Lawrence E. Wilson      42      Vice President & Secretary                                     1989
Bobby W. Brown          65      Vice President                                                 1994

     Each of the officers listed above, except Messrs. Garth C. Bates, Jr. and Bobby W. Brown have been employed by the Company in an executive capacity for more than five years. Garth C. Bates, Jr. was appointed General Manager of the Distribution Division in February 1991 and elected to his present position in April 1991. Prior to February 1991, Mr. Bates served as President of Stewart & Stevenson Power, Inc., the Company's wholly-owned subsidiary based in Denver, Colorado, for more than five years. Bobby W. Brown was elected to his current position in 1994. He previously served as the Company's Director of Human Resources, Insurance and Risk Management for more than five years.

     Richard R. Stewart and C. Jim Stewart III are sons of Mr. C. Jim Stewart II, the Chairman of the Board of Directors of the Company. Garth C. Bates, Jr. is a nephew of Mr. C. Jim Stewart II and a first cousin of Richard R. Stewart and C. Jim Stewart III. Keith T. Stevenson is the brother, and T. Michael Andrews is a first cousin, of Mr. Donald E. Stevenson, a director of the Company. These persons and other members of the Stewart family and the Stevenson family could be deemed "control persons" with respect to the Company as such term is defined in the rules and regulations of the Securities and Exchange Commission.


                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table shows the aggregate compensation paid or accrued by the Company during each of the last three fiscal years to or for the Company's current Chief Executive Officer and each of the four highest compensated executive officers.

                                                       SUMMARY OF COMPENSATION

                                                                                         Long-Term
                                                   Annual Compensation                  Compensation
                                          ______________________________________     __________________

                                                                       Other                                    All
       Name and            Year ended                                  Annual        Options      LTIP         Other
  Principal Position       January 31      Salary       Bonus       Compensation     Granted     Payout     Compensation<F2>
______________________     __________     ________     ________     ____________     _______     ______     ____________
Bob H. O'Neal
 President & Chief
 Executive Officer            1995        $348,846     $320,000         <F1>          20,000      -0-         $3,542<F3>
                              1994         298,077      350,000         <F1>          15,000      -0-          1,440
                              1993         199,519      300,000         <F1>             -0-      -0-            960

Robert L. Hargrave
 Group Vice President,
 Chief Financial
 Officer & Treasurer          1995         184,885      145,000         <F1>          10,000      -0-            832
                              1994         179,423      140,000         <F1>          10,000      -0-            864
                              1993         149,712      170,000         <F1>             -0-      -0-            720

Richard R. Stewart
 Group Vice President
 (Engineered Power
 Systems)                     1995         215,631      220,000         <F1>          12,500      -0-            955
                              1994         198,750      220,000         <F1>          10,000      -0-            960
                              1993         134,712      250,000         <F1>             -0-      -0-            648

Garth C. Bates, Jr.
 Group Vice President
 (Distribution)               1995         179,539      155,000         <F1>          10,000      -0-          3,020<F4>
                              1994         159,231      160,000         <F1>          10,000      -0-            729
                              1993         119,615      130,000         <F1>             -0-      -0-            576

C. LaRoy Hammer
 Group Vice President
 (Tactical Vehicle
 Systems)                     1995         179,654      125,000         <F1>           10,000     -0-            792
                              1994         164,423      140,000         <F1>              -0-     -0-            792
                              1993         134,712      160,000         <F1>           10,000     -0-            648
_______________

<F1>     The total amount of all perquisites and other personal benefits, securities or property paid or accrued by the Company is less than 10% of the total of annual salary and bonus.  There have been no amounts paid or accrued with respect to above-market or preferential earnings on restricted stock, options, SARs or deferred compensation or with respect to earnings on long-term incentive plans or tax reimbursements.  Except for purchases pursuant to the Stewart & Stevenson Employee Stock Purchase Plan, participation in which is available to all employees, there were no purchases of any security of the Company for less than the fair market value thereof on the date of purchase.

<F2>     Unless otherwise indicated, All Other Compensation consists of the dollar value of insurance premiums for term life insurance policies for the benefit of the named executive.

<F3>     Other Compensation for Mr. O'Neal consists of term life insurance premiums of $1,445 and contributions by the Company to a defined contribution pension plan of $2,097.

<F4>     Other Compensation for Mr. Bates consists of term life insurance premiums of $785 and contributions by the Company to a defined contribution pension plan of $2,235.

Grants and Exercises of Stock Options and Stock Appreciation Rights

     The Company has two stock option plans. The 1988 Nonstatutory Stock Option Plan (the "1988 Plan") authorizes the grant of options to employees, including officers, to purchase an aggregate of up to 1,800,000 shares of Common Stock and provides that limited stock appreciation rights may be granted in connection with such options. The 1993 Nonofficer Stock Option Plan (the "1993 Plan") authorizes the grant of options to employees other than officers of the Company to purchase an aggregate of up to 514,550 shares of Common Stock. Stock appreciation rights may not be granted under the 1993 Plan. The recipients and terms of options granted pursuant to the stock option plans are determined by the Compensation and Management Development Committee of the Board of Directors, none of whom are employees of the Company or eligible for any benefits under the plans. During 1994, the Company granted options to purchase an aggregate of 80,500 shares of Common Stock under the 1988 Plan and options to purchase an aggregate of 99,550 shares of Common Stock under the 1993 Plan. No limited stock appreciation rights were granted under the 1988 Plan during 1994 or during any previous fiscal year. The following tables set forth information as to options under the Company's stock option plans granted to or exercised by the individuals described in the Summary Compensation Table during 1994 and the value of all outstanding options owned as of January 31, 1995 by the individuals named in the Summary Compensation Table.

                                                OPTION/SAR GRANTS DURING FISCAL 1994

                                                                                                    Potential Realizable Value at
                                                                                                 Assumed Annual Rates of Stock Price
                                                         Individual Grants                          Appreciation for Option Term
                                      _______________________________________________________    ___________________________________

                                                      % of Total      Exercise
                                                       Options         Price
                                        Options       Granted to        per        Expiration
              Name                    Granted<F1>     Employees      share<F2>        Date              5%                 10%
_________________________________     ___________     __________     _________     __________      ____________      ______________
Bob H. O'Neal                            20,000          11.1         $50.25        3/07/04        $    632,039      $    1,601,711
Robert L. Hargrave                       10,000           5.6          50.25        3/07/04             316,020             800,856
Richard R. Stewart                       12,500           6.9          50.25        3/07/04             395,024           1,001,069
Garth C. Bates, Jr.                      10,000           5.6          50.25        3/07/04             316,020             800,856
C. LaRoy Hammer                          10,000           5.6          50.25        3/07/04             316,020             800,856
All Employees, including officers       180,050         100.0          50.25        3/07/04           5,689,932          14,419,404
_______________

<F1>     All options become exercisable in four 25% cumulative annual installments commencing on March 7, 1995.
<F2>     All options are exercisable at the closing market price on the date of grant.

                                               OPTION/SAR EXERCISES DURING FISCAL 1994
                                                         AND YEAR-END VALUES

                                                                         Number of Unexercised         Value of Unexercised In-the-
                                                                              Options at                     Money Options at
                                                                           January 31, 1995                  January 31, 1995
                                                                     _____________________________     _____________________________
                                        Shares
                                      Acquired on       Value
              Name                     Exercise        Realized      Exercisable     Unexercisable     Exercisable     Unexercisable
_________________________________     ___________     __________     ___________     _____________     ___________     _____________
Bob H. O'Neal                               -0-              N/A        11,250           38,750        $   91,875       $   91,875
Robert L. Hargrave                          -0-              N/A         7,500           22,500            61,250           61,250
Richard R. Stewart                          -0-              N/A         7,500           25,000            61,250           61,250
Garth C. Bates, Jr.                      12,500       $  284,063           -0-           22,500               -0-           61,250
C. LaRoy Hammer                          10,000          150,000           -0-           17,500               -0-           46,875
All Employees, including officers        60,750        1,300,112       175,050          410,125         2,630,025        2,189,325


Retirement Plans

     The Company has a defined benefit Pension Plan (the "Pension Plan") under which benefits are determined primarily by average final base salary and years of service. The Pension Plan covers substantially all of its full-time employees, including officers, and, subject to certain limitations described below, bases pension benefits on 1.5% of (a) the employee's highest five-year average base salary out of the last ten years or (b) $235,840 ($150,000 in 1994 and thereafter subject to adjustment for increases in the cost of living), whichever is lower, times the employee's years of credited service. The Internal Revenue Code of 1986, as amended, limited benefits that may be paid under the Pension Plan to $118,800 per year in 1994.

     The Company has a Supplemental Executive Retirement Plan (the "SERP") under which certain key executives will receive retirement benefits in addition to those provided under the Pension Plan. The Compensation and Management Development Committee determines which executive officers are eligible for benefits under the SERP. Supplemental benefits are based upon the average final compensation and years of service without regard to the limitations imposed by the Internal Revenue Code of 1986, as amended, and using the total of base salary and bonus to compute final average compensation. Benefits under the SERP are limited to an amount such that the aggregate of all retirement benefits paid under the Pension Plan and the SERP will not exceed 75% of the executive's final average base salary not including bonus payments.

     The following table sets forth the estimated annual benefits payable upon retirement to persons in specified compensation and years-of-service classification pursuant to the Stewart & Stevenson Employee Pension Plan and the Stewart & Stevenson Supplemental Executive Retirement Plan.

                                                  Estimated Annual Retirement Benefit <F1>
                                                              Years of Service
                               _______________________________________________________________________________

Final Average Compensation        20            25            30            35            40            45
__________________________     _________     _________     _________     _________     _________     _________
        $  100,000             $  25,543     $  31,928     $  38,315     $  45,072     $  52,572     $  60,072
           200,000                55,543        69,429        43,315        97,572       112,572       127,572
           300,000                85,543       106,929       128,315       150,072       172,572       195,072
           400,000               115,543       144,429       173,315       202,572       232,572       262,572
           500,000               145,543       181,929       218,315       255,072       292,572       303,072
           600,000               175,543       219,429       263,315       307,572       352,572       397,572
           700,000               205,543       256,929       308,315       360,072       412,572       465,072
           800,000               265,543       331,929       398,315       465,072       532,572       600,060
_______________

<F1>     Computation of estimated annual retirement benefit based on a straight-line annuity for the life of the employee, net of base Social Security benefits under the Social Security law currently in effect, assuming the employee retires in 2000 at age 65.

     The five-year average compensation of each executive officer listed in the Summary of Compensation Table differs from the present salary and bonus in such table as a result of changes in the rate of pay during the average period. The following table sets forth the years of credited service, five-year average compensation and five-year average base salary for each of the individuals listed in the Summary of Compensation Table.

                             Years of     Average Total       Average
        Name                 Service      Compensation      Base Salary
___________________          ________     _____________     ___________
Bob H. O'Neal                   30         $463,689          $235,622
Robert L. Hargrave              27          308,812           155,812
Richard R. Stewart              23          365,696           152,983
Garth C. Bates, Jr.             24          223,708           125,687
C. LaRoy Hammer                 37          281,496           142,663


         TRANSACTIONS WITH MANAGEMENT AND CERTAIN BUSINESS RELATIONSHIPS

     The Company leases certain land and buildings from associates of one of its directors. Mr. J. Carsey Manning's brother, Joe Manning, Jr., leases land and a building located in Amarillo, Texas to the Company for $2,500 per month under a lease which will expire on December 31, 1995. Mr. Miles McInnis, a former officer and director of the Company, and Mrs. Faye Manning Totsch, Mr. J. Carsey Manning's mother, lease land and a building located in Beaumont, Texas to the Company for $6,500 per month under a lease which will expire April 14, 1997.
The Board of Directors believes that the terms of each of these leases have been at least as fair to the Company as could have been obtained from nonaffiliated persons.

     Director Robert H. Parsley is Of Counsel in the law firm of Butler & Binion, L.L.P. in Houston, Texas, which the Company retained during the last fiscal year and proposes to retain during the current fiscal year.

     Director Brian H. Rowe was the Chairman of GE Aircraft Engines, General Electric Company, to whom the Company paid $116,978,180.35 for the purchase of gas turbine engines during Fiscal 1994. All purchases were made in the ordinary course of business at normal commercial prices.


                         COMPLIANCE WITH SECURITIES LAWS

     Each officer and each director of the Company is required by Section 16 of the Securities Exchange Act of 1934 to report to the Securities and Exchange Commission all transactions in the Company's Common Stock within a specified time period. Based solely on a review of such reports filed by the officers and directors of the Company, Mr. C. Jim Stewart II, a director, filed one report that erroneously listed the number of shares involved in a transaction.
Although later amended to reflect the correct number of shares involved, the error resulted in the late report of a gift of 6,055 shares.


                            FORM 10-K FOR FISCAL 1994

The Company will provide without charge to any shareholder entitled to vote at the Annual Meeting a copy of its most recent Annual Report on Form 10-K upon receipt of a request therefor. Such requests should be directed to:

                         Lawrence E. Wilson
                         Vice President & Secretary
                         P.O. Box 1637
                         Houston, Texas 77251-1637
                         (713) 868-7700


                SHAREHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

     Shareholders may submit proposals for the 1996 Annual Meeting by sending such proposals to the attention of the Corporate Secretary. In order to be considered for inclusion in the proxy statement for the 1996 Annual Meeting, such proposals should be received by the Company on or before January 7, 1996.

                                   By Order of the Board of Directors,



                                   LAWRENCE E. WILSON
                                   Vice President, Secretary and
                                   General Counsel

Dated:     Houston, Texas
           May 9, 1995


                                    EXHIBIT A
                       STEWART & STEVENSON SERVICES, INC.
                        1994 DIRECTOR STOCK OPTION PLAN


                               ARTICLE I. PURPOSE

     The purpose of this 1994 Director Stock Option Plan (the "Plan") of Stewart & Stevenson Services, Inc. (the "Company") is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's continued progress, and to provide them with a further incentive to continue as directors of the Company, and to increase the value of the Company.

                             ARTICLE II. ELIGIBILITY

     Each director of the Company is eligible to participate in the Plan, unless he or she is an officer or employee of the Company or any subsidiary of the Company ("Eligible Director").


                      ARTICLE III. STOCK SUBJECT TO THE PLAN

     Section 3.1. Common Stock. The shares that are the subject of options granted under the Plan shall be the Company's authorized but unissued shares of Common Stock, without par value ("Stock"). In connection with the issuance of shares of Stock under the Plan, the Company may utilize shares repurchased in the open market or otherwise.

     Section 3.2. Aggregate Amount. The maximum number of shares of Stock which may be issued under the Plan and as to which options may be granted shall be 150,000 shares. Such maximum number of shares shall be subject to adjustment under Article VIII. If any option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall (unless the Plan shall have terminated) become available for issuance pursuant to other options under the Plan.


                      ARTICLE IV. TERMS, CONDITIONS AND FORM OF OPTIONS

     Each option granted under this Plan shall be evidenced by a written agreement which shall be subject to the following terms and conditions:

     Section 4.1. Non-Statutory Stock Options. All options granted under the Plan shall be nonstatutory options, not entitled to special tax treatment under
Section 422 of the Internal Revenue Code of 1986, as amended to date and as may be further amended from time to time (the "Code").

     Section 4.2. Option Grant Dates. Options shall be granted automatically on the date of the annual meeting of the Company's shareholders ("Annual Meeting") in 1995, subject to shareholder approval at such meeting, and on the date of each Annual Meeting thereafter to each Eligible Director who is elected to serve a term as a director at each such meeting and to each Eligible Director who is serving as a director for a term that continues after such meeting.

     Section 4.3. Number of Option Shares. An option granted to an Eligible Director on the date of an Annual Meeting shall be an option to acquire 1,000 shares of Stock, subject to adjustment under Article VIII.

     Section 4.4. Transferability. Each option granted under the Plan by its terms shall not be transferable by the director otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

     Section 4.5. Vesting and Term of Option. Options become exercisable with respect to the first 25 percent of the total number of shares subject to the option on the first anniversary date after the date upon which the options were granted, and the options shall become exercisable with respect to the second, third and fourth 25 percent of such shares on the second, third and fourth anniversaries, respectively, of the date on which the options were granted.
When an option becomes exercisable with respect to any 25 percent installment of shares, the shares may be purchased at any time, or from time to time, in whole or in part, until the option term expires; provided, however, that any option granted pursuant to the Plan shall become exercisable in full upon the death of the director, the failure of such director to stand for re-election or be re-elected, or the retirement of such director after serving at least sixty (60) consecutive months on the Board of Directors. In no event, however, shall any option become exercisable prior to shareholder approval of the Plan in the manner prescribed by Reg. Section 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Unless terminated earlier in accordance with the terms of the Plan, each option shall terminate upon the expiration of ten years after such option was granted.

     Section 4.6. Change of Control. In the case of any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding shares of Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof), all options theretofore granted and not fully exercisable shall, subject to the penultimate sentence of Section 4.5 above, become exercisable on the date that is thirty
(30) days prior to the record or effective date of such merger, consolidation or combination.

     If a tender offer or exchange offer for the Stock (other than such an offer by the Company) is commenced or if the Company shall set a record date to approve an agreement providing for a sale or other disposition of all or substantially all of the assets of the Company, all options theretofore granted and not fully exercisable shall, subject to the penultimate sentence of Section
4.5 above, become exercisable in full upon the commencement of such tender offer or thirty (30) days prior to such record date and shall remain so exercisable for a period of sixty (60) days following such date after which they shall revert to being exercisable in accordance with their terms.

     If any tender offer, exchange offer, or sale or other disposition of all or substantially all of the assets of the Company results in any director ceasing to be a director of the Company, then all options theretofore granted and not fully exercisable shall, subject to the penultimate sentence of Section 4.5 above, automatically become exercisable in full upon the termination of such person as a director.

     Section 4.7. Manner of Exercise. Options may be exercised only by written notice to the Company, which notice must specify the date of the stock option and the number of shares of Stock covered by the exercise, accompanied by payment of the full consideration for the shares as to which they are exercised and payment of all amounts, if any, that the Company is required to collect and remit to the Internal Revenue Service or any other taxing authority as a result of such exercise. Such payment shall be made in one or a combination of the following alternative forms:

     (i)     cash (including check, bank draft or money order);

     (ii) certificates, duly endorsed or accompanied by appropriate transfer instruments, representing shares of Stock previously acquired and standing in the name of the director, with an aggregate fair market value on the date of exercise that is equal to or less than the option price of the shares covered by the options being exercised hereunder; or

     (iii) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the total option price in cash.

     If the director desires that the shares of Stock be registered in his or her name and that of another as joint tenants with rights of survivorship, he or she should so state in the notice. In no case may fewer than one hundred (100) of such shares be purchased at any one time, except to purchase a residue of fewer than one hundred (100) shares. An option may not be exercised for a fractional share.

     Section 4.8. Termination of Directorship. All rights of a director in an option, to the extent that such rights have not been exercised, shall lapse and be forfeited one (1) year after the termination of his or her services as a director of the Company or, if earlier, on the original expiration date of the option. In the case of retirement, whether by reason of disability or age, such director's option may be exercised within the period set forth above by such director or his or her legal representative. In the case of death, such director's option may be exercised within the period set forth above by the personal representative of the director's estate or by the person or persons to whom the option is transferred pursuant to the director's will or in accordance with the laws of descent and distribution.


                             ARTICLE V. OPTION PRICE

     The option price per share for the shares covered by each option shall be the fair market value (as determined in Article VI) of one (1) share of Stock as of the date of grant of the option.


                      ARTICLE VI. VALUATION OF COMMON STOCK

     For all valuation purposes under the Plan, the fair market value of a share of Stock shall be the last reported sale price as of the close of trading activity on the day for which such fair market value is to be determined, as reported on the Nasdaq National Market system, or any similar system then in use, or the principal securities exchange on which the Stock may be listed. If there is no trade on such day, then the last trade price on the next preceding day for which there does exist such a trade shall be determinative of fair market value.


                 ARTICLE VII. NO RIGHT TO CONTINUE AS A DIRECTOR

     Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time or at any particular rate of compensation.


                        ARTICLE VIII. ADJUSTMENT TO STOCK

     In the event any change is made to the Stock subject to the Plan or subject to any outstanding option granted under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), then appropriate adjustments shall be made to the maximum number of shares that may be the subject of options granted under the Plan and the number of shares and option price per share of Stock subject to outstanding options. The grant of options under the Plan shall not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


                           ARTICLE IX. EFFECTIVE DATE

     The Plan shall take effect on the date of adoption by the Board of Directors of the Company, but no shares of Stock shall be issued under the Plan and no options granted under the Plan shall be exercisable before the Plan is approved by the holders of at least a majority of the Company's voting stock present or represented and voting at a duly held meeting at which a quorum is present or represented. If such shareholder approval is not obtained, then any options previously granted under the Plan shall terminate and no further options shall be granted.


                        ARTICLE X. AMENDMENT OF THE PLAN

The Board of Directors of the Company may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided that the Board shall not, without the approval of the Company's shareholders (i) materially increase the number of shares of Stock which may be issued under the Plan (unless necessary to effect the adjustments required under Article VIII) or other benefits accruing to participants under the Plan, (ii) materially modify the eligibility requirements for awards under the Plan, or (iii) make any other change with respect to which the Board of Directors determines that shareholder approval is required by applicable law or regulatory standards; nor shall any amendment adversely affect a director's rights under any option previously granted without the director's consent. The provisions of this Plan that state or set forth a formula for determining the amount, price and timing of awards of options and/or Stock shall not be amended more than once every six (6) months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder.


                           ARTICLE XI. USE OF PROCEEDS

     The cash proceeds received by the Company from the issuance of shares pursuant to options under the Plan shall be used for general corporate purposes.


                   ARTICLE XII. COMPLIANCE WITH APPLICABLE LAWS

     All transactions pursuant to terms of the Plan, including, without limitation, awards and vesting of shares of Stock, shall only be effective at such time as counsel to the Company shall have determined that such transaction will not violate federal or state securities or other laws or regulations.


                           ARTICLE XIII. GOVERNING LAW

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Texas and construed accordingly.


                             ARTICLE XIV. SUCCESSORS

     The Plan shall be binding upon the successors and assigns of the Company.


                                   APPENDIX

STEWART & STEVENSON SERVICES, INC.      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
2707 North Loop West                    TO BE HELD JUNE 13, 1995
Houston, Texas  77251-1637

Dear Shareholder:

The Annual Meeting of Shareholders of STEWART & STEVENSON SERVICES, INC. will be held at 10:00 a.m. on Tuesday, June 13, 1995, in the Texas Commerce Center Auditorium, 601 Travis Street, Houston, Texas, for the following purposes:

     1.     Election of four directors to the Board of Directors.
     2.     Approval of the 1994 Director Stock Option Plan.
     3. Amendment of the Second Restated Articles of Incorporation to increase the authorized common stock of the Company from 50,000,000 shares to 100,000,000 shares, without par value.
     4. Amendment of the Second Restated Articles of Incorporation to limit the personal liability of directors.
     5. Ratification of the selection of independent public accountants of the Company.

Only holders of Common Stock of STEWART & STEVENSON SERVICES, INC. of record at the close of business on April 25, 1995 will be entitled to vote at the meeting or any adjournment thereof.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. EVEN IF YOU PLAN TO ATTEND, WE URGE YOU TO COMPLETE AND SIGN THE PROXY CARD BELOW, DETACH IT FROM THIS LETTER AND RETURN IT IN THE POSTAGE PAID ENVELOPE ENCLOSED IN THIS PACKAGE. The giving of such proxy does not affect your right to vote in person if you attend the meeting. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation.

                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   /s/ Lawrence E. Wilson

May 5, 1995                        LAWRENCE E. WILSON
                                   Vice President, General Counsel and Secretary


                             DETACH PROXY CARD HERE
                       STEWART & STEVENSON SERVICES, INC.
                   ANNUAL MEETING OF SHAREHOLDERS-JUNE 13, 1995

                               COMMON STOCK PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Lawrence E. Wilson and Rita M. Schaulat, and each of them, the attorneys and proxies of the undersigned (each with power to act without the other and with power of substitution) to vote, as designated on the reverse side, all shares of Common Stock, without par value, of Stewart & Stevenson Services, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Texas Commerce Center Auditorium, 601 Travis Street, Houston, Texas at 10:00 a.m. on the 13th day of June, 1995 and any adjournments thereof, upon all matters which may properly come before said Annual Meeting.

     THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED ON THE REVERSE SIDE HEREOF. IF NO CHOICE IS MARKED, THE UNDERSIGNED GRANTS THE PROXIES DISCRETIONARY AUTHORITY WITH RESPECT TO THE ELECTION OF DIRECTORS AND PROPOSALS 2, 3, 4 AND 5. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3, 4 AND 5.

     ANY PROXY HERETOFORE GIVEN BY THE UNDERSIGNED WITH RESPECT TO SUCH STOCK IS HEREBY REVOKED. RECEIPT OF THE NOTICE OF THE ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS IS HEREBY ACKNOWLEDGED.

       (Please sign proxy on reverse side and return in enclosed envelope.)


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING NOMINEES AND "FOR" ITEMS 2, 3, 4 AND 5.

Election of Directors      [  ]   FOR all nominees  [  ] WITHHOLD AUTHORITY to vote    [  ] * EXCEPTIONS
                                  listed below           for all nominees
                                                         listed below

Nominees: J. Carsey Manning, Donald E. Stevenson, Robert H. Parsley and Robert S. Sullivan
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions"
box and write that nominee's name in the space provided below.)
*EXCEPTIONS ________________________________________________________________________________

2. Approval of the 1994 Director Stock Option Plan.

FOR  [  ]           AGAINST  [  ]            ABSTAIN  [  ]

3. Adoption of an Amendment to the Second Restated Articles of Incorporation authorizing additional Common Stock.

FOR  [  ]           AGAINST  [  ]            ABSTAIN  [  ]

4. Adoption of an Amendment to the Second Restated Articles of Incorporation limiting the personal liability of directors.

FOR  [  ]           AGAINST  [  ]            ABSTAIN  [  ]

5. Approval of Arthur Andersen LLP as independent public accountants of the Company.

FOR  [  ]           AGAINST  [  ]            ABSTAIN  [  ]

In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

                                                       Change of Address or
                                                       Comments Mark Here  [  ]

                                      The signature on this Proxy should
                                      correspond exactly with shareholder's
                                      name as printed to the left.  In the
                                      case of joint tenancies, co-executors,
                                      or co-trustees, both should sign.
                                      Persons signing as Attorney, Executor,
                                      Administrator, Trustee or Guardian
                                      should give their full title.

                                      Dated:____________________, 1995

                                      ________________________________
                                                    Signature

                                      ________________________________
                                                   Signature

                                      VOTES MUST BE INDICATED         X
                                      (X) IN BLACK OR BLUE INK

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.)